UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

Windaus Global Energy, Inc.
(Exact name of registrant as specified in its charter)

Wyoming	0-54360	98-0178621
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

819 Buckeye Street North Vernon, Indiana 47265
(Address of Principal Executive Offices)

205 Oakhill Drive

Brantford, Ontario, Canada N3T 5L7

(Former name or former address, if changed
since last report)

(812) 953-1481

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Rescission Agreement

On or about November 27, 2012, Windaus Global Technology Inc., a Wyoming corporation and formerly known as Blue Star Entertainment Technologies, Inc. (“Windaus” or the “Company”) entered into that certain Share Exchange Agreement (the “Original Share Exchange”), by and among the Company, Windaus Global Energy, Inc., a company incorporated pursuant to the laws of the Province of Ontario (“OpCo”) and Maurice and Judy Dechamps, the sole shareholders of OpCo, who are represented by David Worrall (the “Shareholder”), pursuant to which the Company was to acquire all of the outstanding shares of OpCo (the “Opco Stock”) in exchange for the right to receive 36,000,000 shares of the Company’s common stock (the “Windaus Stock”). Prior to the Original Share Exchange, the Company had approximately 24,000,000 shares of common stock issued and outstanding and no shares of preferred stock. For a further discussion of the Original Share Exchange, please refer to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on December 4, 2012.

Subsequent to the execution of the Original Share Exchange, on or about December 4, 2012, the Company entered into that certain Technology Transfer Agreement (the “Technology Transfer Agreement”) by and between the Company, as buyer, and OpCo, as seller, whereby the Company sought to acquire certain patent rights and other technology owned by OpCo in exchange for the issuance of approximately 36,000,000 shares of common stock of the Company, and mutually cancel and rescind the Original Share Exchange together with the obligation to issue shares of common stock thereunder. For a further discussion of the Technology Transfer Agreement, please refer to the Company’s Current Report on Form 8-K, filed with the SEC on February 13, 2013.

Effective on May 22, 2013 (the “Closing Date” or the “Closing”), the Company entered into that certain Rescission Agreement (the “Rescission Agreement”) by and among the Company, OpCo and the Shareholder. Pursuant to the terms of the Rescission Agreement, the Company has confirmed and ratified the rescission of the Original Share Exchange and the Shareholder agreed to surrender the Windaus Stock held by it, if any, to the Company for cancellation and cancel or terminate any instructions to issue shares to any other recipients, and the OpCo Stock will be returned by the Company to the Shareholder. Furthermore, under the Rescission Agreement, the Technology Transfer Agreement is hereby canceled and terminated and any assets transferred to the Company by OpCo pursuant thereunder shall be transferred and conveyed back to OpCo.

The above description of the Rescission Agreement does not purport to be complete and is qualified in its entirety by reference to the Rescission Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K.

Share Exchange Agreement

Simultaneously on the Closing Date, the Company entered into that certain Share Exchange Agreement (the “New Share Exchange Agreement”) by and among the Company, WindStream Technologies, Inc., a California corporation (“WindStream”) and certain shareholders of WindStream (the “WindStream Shareholders”). Pursuant to the New Share Exchange Agreement, the Company agreed to exchange the outstanding common and preferred stock of WindStream held by the WindStream Shareholders for shares of common stock of the Company on approximately a 1:25.80 basis. At the Closing Date there were approximately 975,000 shares of WindStream common stock and 578,594 shares of WindStream preferred stock outstanding. In addition, shares issuable under outstanding options and warrants of WindStream will be exercisable into shares of common stock of the Company, pursuant to the terms of such instruments. The shares of WindStream common stock and preferred stock, and shares of common stock issuable upon exercise of options, will be exchanged for approximately 50,997,143 new shares of the Company’s common stock, par value $0.001 per share. At the Closing, the Company had approximately 24,000,000 shares of common stock issued outstanding and no preferred stock. As of the date of the filing of this Current Report on Form 8-K, the holders of the majority shares of common and preferred stock of WindStream have exchanged their shares into a majority of the shares of the issued and outstanding shares of the Company’s common stock.

As a result of the New Share Exchange Agreement and the other transactions contemplated thereunder, WindStream is now a majority owned subsidiary of the Company.

The above description of the New Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the New Share Exchange Agreement, which is attached here to as Exhibit 2.2 to this Current Report on Form 8-K.

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Subscription Agreements

Between May 10 and May 14, 2013, WindStream entered into subscriptions agreements (the “Subscription Agreements”) with three accredited investor for the issuance of convertible promissory notes (the “Notes”) in the aggregate principal amount of $450,000, which are convertible into shares of common stock of the Company at $0.25 per share, and warrants entitling the holder to purchase up to an aggregate of $1,500,000 of shares of common stock of the Company at $0.25 per share (the “Warrants”). In addition, between April 24, 2013 and May 14, 2013, the Company entered into similar subscription agreements (also referred to as the “Subscription Agreements”) with two accredited investors for the issuance of similar Notes (also referred to as the “Notes”) in the aggregate principal amount of $100,000, which are convertible into shares of common stock of the Company at $0.25 per share, and similar warrants (also referred to as the “Warrants”) to purchase an aggregate of $100,000 worth of shares of common stock of the Company at $0.25 per share.

The above descriptions of the Notes and the Warrants do not purport to be complete and are qualified in their entirety by reference to the Notes and the Warrants, which are attached here to as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K, respectively.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As more fully described in Item 1.01 above, the Rescission Agreement confirmed and ratified the cancellation of the Original Share Exchange, which was purported to be previously rescinded by the Technology Transfer Agreement, and canceled and terminated the Technology Transfer Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in Item 1.01 above, on May 22, 2013, the Company entered into a New Share Exchange Agreement which resulted in WindStream becoming our majority-owned subsidiary.

WindStream, a California corporation, designs, manufactures, distributes and installs wind turbines in the United States and abroad. WindStream is focused on developing affordable renewable energy products for urban and rural settings and has created a portfolio of new technologies and products to serve municipal, light industry and residential customers both on and off grid.

Two of WindStream’s major products are the TurboMill and the SolarMill. The TurboMill is a modular, renewable energy system designed and optimized for both on and off grid applications. It utilizes 3 low-profile turbines mounted on a single base which can be interconnected to maximize wind energy production in low and turbulent wind environments, commonly found in urban settings. The SolarMill is a hybrid wind and solar device with the TurboMill technology combined with a solar panel.

WindStream’s manufacturing facility is located in North Vernon, Indiana.

Furthermore, pursuant to the terms of the Rescission Agreement, the Company shall transfer or convey back to OpCo any assets transferred to the Company under the Technology Transfer Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the terms of the New Share Exchange Agreement, the Company shall issue up to 53,857,143 shares of the Company’s common stock in exchange for approximately 2,086,838 shares of common stock and preferred stock of WindStream as well as shares issuable upon exercise of outstanding options to purchase WindStream’s shares of common stock.

During the several days prior to the Closing Date, the Company entered into the Subscription Agreements with two accredited investors for the issuance of the Notes and the Warrants. The Notes have an aggregate principal amount of $100,000 and they mature one year from the date of issuance (the “Maturity Date”) and carry an interest rate of 8% per annum. The holders may convert the Notes at any time up to the Maturity Date into shares of the Company’s common stock, par value $0.001 per share, at a conversion price equal to $0.25 per share. The Company may prepay the Notes prior to the Maturity Date and/or the date of conversion without penalty upon receiving the written consent of the holder. The Warrants entitle the holders to purchase an aggregate of 100,000 shares of common stock, at an exercise price of $0.25 per share. During the same period, WindStream entered into Notes in the aggregate principal amount of $450,000 with similar terms and Warrants on similar terms. The WindStream Notes are convertible into shares of the Company’s common stock at $0.25 per share and the WindStream Warrants provides for the purchase of up to 1,500,000 shares of the Company’s common stock at $0.25 per share.

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(2) of the Securities Act. The securities were exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

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Item 5.01 Changes in Control of Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As more fully described in Item 1.01 above, the Company shall issue approximately 53,857,143 new shares of the Company’s common stock to the WindStream Shareholders in exchange for approximately 2,086,838 of the issued and outstanding shares of the capital stock of WindStream, together with shares issuable upon exercise of options. As of the date of the filing of this Current Report on Form 8-K, the holders of the majority shares of common and preferred stock of WindStream have exchanged approximately 952,080 shares of WindStream common and preferred stock into approximately 24,571,280 shares of the Company’s common stock, which constitutes approximately 50.59% of the currently issued and outstanding shares of the Company’s common stock.

In connection with the Closing of the New Share Exchange Agreement, and as explained more fully in Item 5.02 below, Mr. David Worrall resigned as Chief Executive Officer and sole member of the board of the directors (the “Board”) of the Company.

Further, effective on the Closing Date, Mr. Dan Bates was appointed as Chief Executive Officer and as a member of the Board.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Director

Effective on the Closing Date, Mr. David Worrall resigned as Chief Executive Officer and as a member of the Board. Mr. Worrall’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Executive Officer and Director

Effective on the Closing Date, Mr. Dan Bates was appointed as the Company’s Chief Executive Officer and as a member of the Board. A discussion of Mr. Bates’ relevant business experience follows.

Dan Bates, age 55

Mr. Bates, age 55, combines over 20 years of experience in the technology sector. Since 2008, Mr. Bates has served as President and CEO of WindStream Technologies, Inc., an alternative energy company focused on developing renewable energy products for urban and rural settings. Prior to joining WindStream, Mr. Bates was President of Avant Interactive, an Internet video company providing interactive video technology to television networks, advertising agencies and video publishers, from 2001 to 2006.

The Board believes that Mr. Bates’ extensive senior management experience and entrepreneurship will be a significant factor in the Company’s growth as a leader in the renewable energy sector.

Family Relationships

Mr. Bates does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

This Current Report on Form 8-K will be supplemented by amendment to provide the required financial statements not later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

This Current Report on Form 8-K will be supplemented by amendment to provide the required pro forma financial information not later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Form of Rescission Agreement, effective as of May 22, 2013, by and among Windaus Global Energy, Inc., a Wyoming corporation, Windaus Global Energy, Inc., a Canadian corporation (“OpCo”), and Maurice and Judy Dechamps, the sole shareholders of OpCo, who are represented by David Worrall*

2.2	Form of Share Exchange Agreement, effective as of May 22, 2013, by and among Windaus Global Energy, Inc., WindStream Technologies, Inc. and the shareholders of WindStream Technologies, Inc.*

3.1	Amended and Restated Articles of Incorporation of WindStream Technologies, Inc.*

3.2	Amended and Restated Bylaws of WindStream Technologies, Inc.*

4.1	Form of Convertible Promissory Note*

4.2	Form of Warrant*

17.1	Resignation Letter of David Worrall*

* Filed herewith

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SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDAUS GLOBAL ENERGY, INC.

Date: May 24, 2013	By:	/s/ Dan Bates
Dan Bates
Chief Executive Officer